AGREEMENT



            This Agreement dated March 20, 1998, is made by and between The Joseph Stevens Group, LLC (the "Shareholder"), a California limited liability company, and 800 Travel Systems, Inc.
("800 Travel"), a Delaware corporation.

                                R E C I T A L S

            The parties, together with The Joseph Stevens Group, Inc. ("JSG"), are parties to an Amended and Restated Agreement and Plan of Merger dated as of November 11, 1996 (as previously amended referred to herein as the "Merger Agreement"), whereby JSG has been merged into 800 Travel. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Merger Agreement.

            Article XII of the Merger Agreement provides for the issuance to Shareholder of additional shares of Common Stock of 800 Travel ("Common Stock") on the second anniversary of the Closing Date.

            The parties desire to enter into this Agreement to provide, among other things, for the release of Shareholder's rights under Article XII of the Merger Agreement.

            NOW, THEREFORE, in consideration of the covenants of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1.    Release of Rights.

                  1.1 Shareholder hereby releases 800 Travel from any and all obligations contained in Article XII of the Merger Agreement and acknowledges that as a result of such release Shareholder is not entitled to receive any additional shares of Common Stock from 800 Travel. Shareholder hereby assigns to 800 Travel all right, title and interest in such shares of Common Stock, if any, as may have been issuable to Shareholder pursuant to Article XII of the Merger Agreement.

                  1.2 Simultaneously with the execution and delivery hereof 800 Travel is delivering to Shareholder a certified check in the amount of $377,563.70, the receipt of which is acknowledged, of which $250,000 is in consideration of the release and assignment contained in Section 1.1.

            2.    Exercise of Put Option.

                  2.1 Shareholder hereby exercises the Put Option and Right contained in Article XIV of the Merger Agreement. Shareholder shall deliver the Put Assets to 800 Travel within ten (10) days of the date hereof. Shareholder acknowledges that the only liabilities to which the Put Assets are to be subject are the Put Liabilities provided for in the Merger Agreement and acknowledges its obligation to indemnify 800 Travel and hold it harmless from all claims against the Put Assets other than those provided for in the Merger Agreement.

                  2.2 Simultaneously herewith 800 Travel is delivering to Shareholder a certified check in the amount of

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

$377,563.70, the receipt of which is acknowledged, of which $127,563.30 is in consideration of the Put Assets and 800 Travel will pay to Shareholder by wire transfer no later than March 24, 1998, an additional $22,436.30 for the Put Assets.

            3.    Purchase of Additional Shares.

                  3.1 Shareholder hereby agrees to sell to 800 Travel and 800 Travel hereby agrees to purchase from Shareholder 184,615 shares of the Common Stock of 800 Travel (the "Shares"). In consideration of the 184,615 Shares 800 Travel shall pay to Shareholder an amount equal to $308,000 (the "Purchase Price"), approximately $1.67 per share. 800 Travel shall pay the Purchase Price to Shareholder by certified or bank check, or by wire transfer of immediately available funds, at the Closing against delivery to 800 Travel of the certificate or certificates representing the Shares, duly endorsed in favor of 800 Travel or accompanied by a duly executed assignment separate from certificate in favor of 800 Travel.

                  3.2 The closing of the transfer of the Shares (the "Closing") will be held on the day that 800 Travel receives the certificate or certificates representing the Shares, but in no event later than April 3, 1998 at the offices of 800 Travel or at such other place as the parties shall reasonably agree.

                  3.3 The Merger Agreement provides certain restrictions on Shareholder's ability to sell the shares of Common Stock held by it. Shareholder agrees that the Common Stock purchased by 800 Travel pursuant hereto shall be deemed to be the

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

83,333 shares not subject to any transfer restrictions and the first 116,667 shares becoming available for sale pursuant to the terms of the Merger Agreement. Consequently, as a result of the purchase made hereby, Shareholder shall not be permitted to sell any shares of Common Stock over the counter prior to January 1, 1999.

            4.    WorldSpan Agreement.

                  4.1 Shareholder acknowledges its obligation under the Merger Agreement to indemnify 800 Travel and hold it harmless from any and all obligations arising under the various agreements between JSG and WorldSpan, L.P. ("Worldspan") dated on or about June 1, 1994, as amended prior to the date hereof (such agreements include but are not limited to a Worldspan Subscriber Agreement, a Worldspan Commercial World Agreement, a Worldspan Maintenance Agreement, a Worldspan Marketing Assistance Agreement and a Performance plus Agreement and are collectively referred to herein as the "Worldspan Agreements"), except for such obligations as were to be satisfied by 800 Travel in accordance with the terms of the Interim Operating Agreement.

                  4.2 800 Travel agrees to cooperate in Shareholder's efforts to minimize Shareholder's obligations, if any, under the WorldSpan Agreement, such cooperation to include, if necessary, limited use by 800 Travel of the equipment provided to JSG by WorldSpan. In no event shall 800 Travel be obligated to spend more than nominal amounts to assist Shareholder as provided herein.

            5.    Telephone Switch.

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

                  5.1 Shareholder currently leases certain telephone switching equipment (described on Schedule 5, the "Switching Equipment") from Aloha Telecommunications ("Aloha") pursuant to an equipment lease dated December 28, 1995 (the "Aloha Lease"), which lease provides for payments of $2,290 per month through December 2000.

                  800 Travel hereby agrees, at the "Switch Closing," to assume all of the obligations under the Aloha Lease and to pay to Triad Leasing the sum of $90,000 by certified check or wire transfer of immediately available funds. In consideration of such assumption and the payment of such $90,000 (i) Shareholder shall cause Triad Leasing to assign to 800 Travel all of its rights, if any, in the Switching Equipment and under the Aloha Lease and (ii) Shareholder shall agree to indemnify 800 Travel and hold it harmless from any and all claims of third parties asserting any rights in and to the Switching Equipment, provided, Shareholder's maximum liability to 800 Travel under this Section shall not exceed $90,000. Further, Shareholder shall grant to 800 Travel a security interest in all shares of Common Stock of 800 Travel (other than those sold pursuant hereto) owned by Shareholder, which shall not be less than 100,000 shares of Common Stock, and the proceeds thereof to secure its obligation to 800 Travel under this paragraph.

                  The closing in respect of the Switching Equipment (the "Switch Closing") will be held upon such day as the parties shall agree, but in no event later than April 3, 1998, at the

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

office of 800 Travel or at such other place as the parties shall reasonably agree. At the Switch Closing, in addition to the payment of the $90,000, the parties shall execute and deliver, and cause to be executed and delivered, such other documents as each of them may reasonably request to effectuate the transaction contemplated by this Section, including a Pledge and Escrow Agreement whereby Shareholder pledges its stock in favor of 800 Travel and such stock is deposited in escrow with counsel to 800 Travel for a period to expire no later than March 17,1999.

            6.    [Reserved].

            7.    Representations and Warranties of Shareholder

                  7.1 Shareholder is a limited liability company, duly organized and validly existing under the laws of the State in which it was organized. Shareholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Assuming due execution and delivery by 800 Travel, this Agreement constitutes the legal, valid and binding obligation of Shareholder enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the Court before which enforcement is sought.

                  7.2 The execution, delivery and performance of this Agreement by Shareholder will not (i) violate any statute, provi-

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

sion of law or regulation of any governmental authority affecting the business of Shareholder, (ii) require the issuance of any authorization, license, consent or approval of any governmental agency (iii) conflict with or result in a breach of any term of any mortgage, pledge, judgment, order, injunction, decree, agreement or instrument to which Shareholder is a party, (iv) violate or conflict with any provision of the articles of formation or operating agreement of Shareholder or (v) require the approval, ratification or consent of any third party.

                  7.3 Upon delivery to 800 Travel of the 184,615 shares referred to in Section 3.1, in accordance with the terms hereof, such shares will be free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever and 800 Travel, upon payment therefore, will acquire all right, title and interest in the 184,615 shares referred to in
Section 3.1.

                  7.4 Except for Scot Spencer who was retained by Shareholder and whose fees will be paid by Shareholder, Shareholder has not dealt with any finder, broker or similar agent in connection with this Agreement or the transaction contemplated hereby and no other broker, finder or similar agent is entitled to compensation in connection with this Agreement or the consummation hereof as a result of any agreement entered into with the Shareholder.

                  7.5 Except for the claims of Transwest Communications Systems ("Transwest"), the claims of Aloha under the


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

Aloha Lease and such claims as may be held by Triad Leasing, no party has any right, title or interest in, or lien, claim or encumbrance upon, the Switching Equipment, and upon consummation of the transaction contemplated hereby, 800 Travel will acquire all rights therein subject to the rights of Transwest and Aloha.

            8.    Representations and Warranties of 800 Travel

                  8.1 800 Travel is a corporation duly incorporated and validly existing under the laws of the State in which it was organized. 800 Travel has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Assuming due execution and delivery by Shareholder, this Agreement constitutes the legal, valid and binding obligation of 800 Travel enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the Court before which enforcement is sought.

                  8.2 The execution, delivery and performance of this Agreement by 800 Travel will not (i) violate any statute, provision of law or regulation of any governmental authority affecting the business of 800 Travel, (ii) require the issuance of any authorization, license, consent or approval of any governmental agency (iii) conflict with or result in a breach of any term of any mortgage, pledge, judgment, order, injunction, decree, agreement or instrument to which 800 Travel is a party, (iv) violate or conflict


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

with any provision of the articles of incorporation or by-laws of 800 Travel or
(v) require the approval, ratification or consent of any third party.

                  8.3 800 Travel has not dealt with any finder, broker or similar agent in connection with this Agreement or the transaction contemplated hereby and no broker, finder or similar agent is entitled to compensation in connection with this Agreement or the consummation hereof as a result of any agreement entered into with 800 Travel.

            9.    Conditions to Shareholder's Obligations

                  The obligation of Shareholder to consummate the transactions contemplated by this Agreement, other than those being completed concurrently with the delivery hereof, shall be subject to satisfaction, on or before the date of the Closing or Switch Closing, as the case may be, of each of the following conditions:

                  9.1 The representations and warranties of 800 Travel contained herein shall be in all material respects true and accurate as of the date when made and at and as of the date of the Closing or Switch Closing, as the case may be, as though such representations and warranties were made at and as of such dates, except for changes expressly permitted or contemplated by the terms of this Agreement.

                  9.2 800 Travel shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by 800 Travel on or prior to the Closing or Switch Closing, as the case may be.

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

                  9.3 No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby; provided that, in the case of such a proceeding brought by a person other than a governmental body, the condition set forth in this sentence shall be deemed to have been satisfied if Shareholder shall have been provided with an opinion of counsel reasonably satisfactory to Shareholder to the effect that it is reasonably probable that the relief sought in such proceeding will not be granted.

                  9.4 Certificates. 800 Travel shall have furnished Shareholder with such certificates of 800 Travel's officers and others to evidence compliance with the conditions set forth in this Article 9 as may be reasonably requested by Shareholder, including a certificate (signed by an officer of 800 Travel) to the effect that all representations and warranties of 800 Travel contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the date of the Closing and Switch Closing as if such representations and warranties were made at and as of such dates.

            10.   Conditions to obligations of 800 Travel

                  The obligation of 800 Travel to consummate the transactions contemplated by this Agreement, other than those being completed concurrently with the delivery hereof, shall be subject

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

to the satisfaction, on or before the date of the Closing or Switch Closing, as the case may be, of each of the following conditions:

                  10.1 The representations and warranties of Shareholder contained herein shall be in all material respects true, complete and accurate as of the date when made and at and as of the date of the Closing or Switch Closing, as the case may be, as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

                  10.2 Shareholder shall have performed and complied with all agreements, obligations, conditions and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing or Switch Closing, as the case may be.

                  10.3 Except for the litigation involving Transwest, no suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby; or which could reasonably be expected to damage 800 Travel if the transaction contemplated hereby is consummated.

                  10.4 On the date of Closing or the Switch Closing, as the case may be, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein not be consummated as so provided or imposing

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

any conditions on the consummation of the transaction contemplated hereby which 800 Travel deems unacceptable in its sole discretion.

                  10.5 Shareholder shall furnish 800 Travel with such certificates evidencing compliance with the conditions set forth in this Article 10 as may be reasonably requested by 800 Travel, including a certificate (signed by an officer of Shareholder) to the effect that all representations and warranties of Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the date of Closing or Switch Closing as if such representations and warranties were made at and as of such date.

            11. Survival of Representations and Warranties; Indemnification.

                  11.1 The representations, warranties, covenants and agreements of Shareholder and 800 Travel contained herein shall survive the consummation of the transactions contemplated hereby, without regard to any investigation made by any of the parties hereto. All such representations and warranties and all claims and causes of action with respect thereto shall terminate upon expiration of a period of two years beginning the date hereof. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

                  11.2. Shareholder shall indemnify, save and hold harmless 800 Travel, its affiliates and subsidiaries, and its and

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

their respective representatives, from and against any and all costs, losses (including without limitation diminution in value), taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation, attorney's fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Shareholder in this Agreement or (ii) any breach of any covenant or agreement made by Shareholder in this Agreement.

                  800 Travel shall indemnify and save and hold harmless Shareholder from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by 800 Travel in this Agreement; or (ii) any breach of any covenant or agreement made by 800 Travel in this Agreement.

                  The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

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

                   If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable. The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk, and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different

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

from or additional to those available to the indemnifying party, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section, for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

                   Anything in this Agreement to the contrary notwithstanding, 800 Travel may withhold and set off against any amounts otherwise due Shareholder and against the shares of stock held in escrow, any amount as to which Shareholder is obligated to indemnify 800 Travel pursuant to any provision of this Section.

            12.   Miscellaneous Provisions

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

                  12.1 This Agreement may not be amended, modified and supplemented except by written agreement of the party to be bound by such amendment, modification or supplement.

                  12.2 All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                  12.3 Any failure of 800 Travel, on the one hand, or Shareholder, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  12.4 All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid:

                          (a)   If to Shareholder, to:

                                The Joseph Stevens Group, LLC
                                5440 Moorehouse Drive
                                San Diego, California 92121

                                with a copy to:

                                Steve Rohrlick
                                Buccaneer Mall 106-204
                                St. Thomas, Virgin Islands 00802


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

or to such other person or address as Shareholder shall furnish to 800 Travel in writing.

                          (b)   If to 800 Travel, to:
                                4802 Gunn Highway
                                Tampa, Florida 33624
                                Attn:  Mark Mastrini
                                Fax: (813) 908-0080

                                with a copy to:

                                Phillips Nizer Benjamin
                                Krim & Ballon LLP
                                666 Fifth Avenue
                                New York, New York 10103
                                          Attn: Vincent J. McGill
                                Fax: (212) 262-5152

or to such other person or address as 800 Travel shall furnish to Seller in writing.

                  12.5 This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of law doctrine.

                  12.6 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  12.7 This Agreement, pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior negotiations, understandings, discussions, agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or

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

written, by any officer, employee or representative of any party hereto whether written or oral.

                  12.8 Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

                  12.9 From time to time after the date hereof each of the parties, at the request of the other, without payment of additional consideration, shall execute and deliver such further documents and shall take such further actions as the requesting party may reasonably request to effectuate the transactions contemplated hereby.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


Attest:                                         JOSEPH STEVENS GROUP, LLC


------------------------------                  By:___________________________
                                                   Steven Rohrlick, Manager






Attest:                                         800 TRAVEL SYSTEMS, INC.


------------------------------                  By:_________________________
                                                   Mark Mastrini, President


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

                                    STOCK POWER


FOR VALUE RECEIVED, Joseph Stevens Group, LLC, a limited liability company formed under the laws of the State of California, hereby sells, transfers and assigns unto 800 Travel Systems, Inc., a Delaware corporation, one hundred eighty-four thousand six hundred fifteen (184,615) shares of the Common Stock of 800 Travel Systems, Inc., standing in our name on the books of 800 Travel Systems, Inc. represented by Stock Certificates numbered _________________
______________________________________________________________________________
and does hereby irrevocably constitute and appoint___________ _______________________ attorney to transfer the said one hundred eighty-four thousand six hundred fifteen (184,615) shares on the books of 800 Travel Systems, Inc. with full power of substitution in the premises.

Dated: March 22, 1998

                                          Joseph Stevens Group, LLC

                                          By:_____________________
                                                      Manager

In presence of

___________________



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

                                    STOCK POWER


FOR VALUE RECEIVED, Joseph Stevens Group, LLC, a limited liability company formed under the laws of the State of California, hereby sells, transfers and assigns unto____________________________
____________________________________________________________________
___________________________having an address at ___________________
____________________________________________________________________
shares of the Common Stock of 800 Travel Systems, Inc., standing in our name on the books of 800 Travel Systems, Inc. represented by Stock Certificates numbered
__________________________________________________________________________
______________________________________________________________ and does hereby irrevocably constitute and appoint __________________________________ attorney to transfer the said _______________________ shares on the books of 800 Travel Systems, Inc. with full power of substitution in the premises.

Dated: _______________

                                          Joseph Stevens Group, LLC

                                          By:_________________________
                                                      Manager

In presence of

___________________

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